Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 2016, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-209002) and related Prospectus of LabStyle Innovations Corp., dated February 25, 2016.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
February 25, 2016	A Member of Ernst & Young Global